UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2020 (October 20, 2020)

BLGI, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55880	46-2500923
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

207 W. Division Street, Suite 137 Chicago, Illinois	60622
(Address of principal executive offices)	(Zip Code)

                              (773) 683-1671

Registrant’s telephone number, including area code

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section12(b) of the Act:  None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 8.01. Other Events.

On October 20, 2020, BLGI, Inc., a Florida corporation (the “Company”), issued a press release announcing the filing of the Company’s Amended and Restated Articles of Incorporation in order to, among other things, (i) effect a reverse stock split of all of the Company’s outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), by a ratio of one-for twenty, (ii) reduce the number of shares of Common Stock that the Company was authorized to issue from 490,000,000 shares to 200,000,000 shares, and (iii) change the name of the Company from Black Cactus Global, Inc. to BLGI, Inc.

The Company filed a Current Report on Form 8-K with the Securities and Exchange Commission on October 16, 2020, reporting the filing of the Amended and Restated Articles of Incorporation and the above-mentioned amendments, a copy of which was filed as Exhibit 3.1 thereto.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit.

Exhibit No.	Description of Exhibit

99.1	Press Release dated October 20, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLGI, INC.

Date: October 20, 2020	By:	/s/ Lawrence P. Cummins
	Name:	Lawrence P. Cummins
	Title:	Chief Executive Officer